As filed with the Securities and Exchange Commission on October 19, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ROCKWELL MEDICAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-3317208 (I.R.S. Employer Identification No.)
30142 Wixom Road
Wixom, Michigan 48393
(248) 960-9009
(Address, including zip code, and telephone number, including area code, of principal executive offices)
Rockwell Medical Technologies, Inc. 2007 Long Term Incentive Plan
(Full Title of the Plan)
Robert L. Chioini
President and Chief Executive Officer
Rockwell Medical Technologies, Inc.
30142 Wixom Road
Wixom, Michigan 48393
(248) 960-9009
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Mark A. Metz
Dykema Gossett PLLC
400 Renaissance Center
Detroit, Michigan 48243
(313)568-6800

CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum	Amount of
Class of Securities	Amount to be	Offering	Aggregate	Registration
To be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Fee(3)
Common Stock, no par value	2,000,000	$6.27	$12,540,000	$109.00

(1)	This Registration Statement covers 1,000,000 shares, which includes options, restricted stock and other rights to acquire common stock, under the Rockwell Medical Technologies, Inc. 2007 Long-Term Incentive Plan, up to an additional 1,000,000 shares that may be issuable pursuant to the net share counting provisions of the Plan, and, pursuant to Rule 416(a), an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	This calculation is made solely for the purpose of determining the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the Common Stock on October 17, 2007 as reported by the Nasdaq Stock Market.

(3)	The registrant is contemporaneously filing a post-effective amendment terminating the registration of 495,456 shares on its Forms S-8 (File Nos. 333-135896 and 333-126627) filed July 20, 2006 and July 15, 2005, respectively, in connection with its 1997 Stock Option Plan. These shares are being carried forward from such plan, which plan has terminated as to future grants. The associated filing fees previously paid in connection with the shares carried forward total $276.21 and partially offset the $384.98 fee otherwise due herewith.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     This Registration Statement (the “Registration Statement”) relates to the issuance of shares of Common Stock of Rockwell Medical Technologies, Inc., a Michigan corporation (the “Company”), to persons who participate in the Rockwell Medical Technologies, Inc. 2007 Long Term Incentive Plan (the “Plan”).
     The documents containing the information specified in Part I will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Commission by the Company are incorporated in this Registration Statement by reference:
(a)	The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006;

(b)	The Company’s Current Reports on Form 8-K filed with the Commission on May 31, 2007 and October 9, 2007, and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007; and

(c)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on January 23, 1998, as incorporated by reference from the Company’s Registration Statement on Form SB-2 (Registration Statement No. 333-31991) initially filed with the Commission on July 24, 1997, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each such document.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     The class of securities to be offered is registered under Section 12 of the Exchange Act.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Michigan Business Corporation Act, as amended (the “MBCA”), authorizes a Michigan corporation under specified circumstances to indemnify its directors and officers (including reimbursement for expenses incurred). The provisions of the Company’s Bylaws relating to indemnification of directors and officers generally provide that present and former directors and officers will be indemnified to the fullest extent permissible under Michigan law. The provision also provides for the advancement of litigation expenses at the request of a director or officer.
     The MBCA also permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. The provisions of the Company’s Articles of Incorporation limit director liability to the maximum extent currently permitted by Michigan law. Michigan law allows a corporation to provide in its articles of incorporation that a director of the corporation will not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for specified acts.
     Section 567 of the MBCA authorizes the Company to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee or agent of the Company or who serves at the request of the Company as a director, officer, partner, trustee, employee or agent of another enterprise, whether or not the Company would have the power to indemnify him or her under the Bylaws or the laws of the State of Michigan. The Company maintains a directors’ and officers’ insurance policy.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following exhibits are filed with this Registration Statement:

Exhibit
Number	Description

4.1	Rockwell Medical Technologies, Inc. 2007 Long Term Incentive Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement for the 2007 Annual Meeting of Shareholders filed on April 18, 2007).

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Plante & Moran, PLLC.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan on October 18, 2007.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
By:	/s/ Robert L. Chioini
Robert L. Chioini
Chairman, President and Chief Executive Officer
POWER OF ATTORNEY
     We, the undersigned directors and officers of Rockwell Medical Technologies, Inc., do hereby constitute and appoint Robert L. Chioini and Thomas E. Klema, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 18, 2007.

Signature	Title

/s/ ROBERT L. CHIOINI Robert L. Chioini	Chairman, President and Chief Executive Officer (principal executive officer)

Signature	Title

/s/ THOMAS E. KLEMA Thomas E. Klema	Vice President of Finance, Chief Financial Officer, Treasurer and Secretary (principal financial officer and principal accounting officer)

/s/ KENNETH L. HOLT Kenneth L. Holt	Director

/s/ RONALD D. BOYD Ronald D. Boyd	Director

/s/ PATRICK J. BAGLEY Patrick J. Bagley	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Rockwell Medical Technologies, Inc. 2007 Long Term Incentive Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement for the 2007 Annual Meeting of Shareholders filed on April 18, 2007).

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Plante & Moran, PLLC.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).